UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 26, 2020

LUMINEX CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	000-30109	74-2747608
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12212 Technology Blvd.,	Austin,	Texas	78727
(Address of principal executive offices)			(Zip Code)

(512)	219-8020
Registrant’s Telephone Number, Including Area Code
None
(Former name or former address, if changed since last report.)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, $0.001 par value	LMNX	The Nasdaq Global Select Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 2.02. Results of Operations and Financial Condition.

On June 26, 2020, Luminex Corporation (the “Company”) received a warning letter (the “Warning Letter”) from the U.S. Food and Drug Administration (the “FDA”) relating to the operations of the Company’s Austin, TX and Northbrook, IL facilities (the “Facilities”) and the Company’s VERIGENE Processor SP System. The Warning Letter results from inspections held at the Facilities from February 10, 2020 to February 14, 2020. The Warning Letter relates to the Company’s VERIGENE SP instrument and its hybridization heater in connection with FDA requirements under the Quality System Regulation (21 C.F.R. Part 820) and the regulation of Medical Device Corrections and Removals (21 C.F.R. Part 806).

The Company takes the matters identified in the Warning Letter very seriously and intends to submit a response to FDA regarding the issues raised in the Warning Letter within 15 business days, as requested by the FDA, and to work diligently and expeditiously to resolve the issues raised by the FDA. The Warning Letter does not restrict the manufacture, production or shipment of any of the Company’s products, nor require the withdrawal of any product from the marketplace. The Company believes it has already taken appropriate measures to address the items identified by the FDA with respect to the VERIGENE SP instrument and its hybridization heater, and the Company plans to include further communication of these measures in its response to the Warning Letter. In addition, the Company continues to evaluate whether further corrective or preventive action may be required.

Although the Company intends to fully respond to FDA’s concerns raised in the Warning Letter, the Company cannot give any assurances that the FDA will be satisfied with its response to the Warning Letter or that such response will resolve the issues identified in the Warning Letter. Failure to promptly and fully address the issues raised in the Warning Letter to the FDA’s satisfaction or to comply with U.S. medical device regulatory requirements in general could result in further regulatory and enforcement actions being initiated by the FDA. These actions could result in, among other things, product recalls, product seizures, injunctions, civil monetary penalties, delays in obtaining marketing authorization for products, an impact on federal contracts, limitations on our ability to export products, and criminal enforcement action. Any such actions could disrupt our ongoing business and operations and potentially have a material adverse effect on our business, financial condition and results of operations.

This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that are intended to be covered by the “safe harbor” created by those sections. These forward-looking statements include the Company’s intent to respond to the FDA Warning Letter in the timeframe required by the FDA, the outcome of the Company’s efforts to remediate the FDA’s observations, and the possible resolution of the issues identified in the Warning Letter. Forward-looking statements, which describe future plans, strategies, expectations and events, can otherwise generally be identified by the use of forward-looking terms such as “believe,” “expect,” “may,” “will,” “should,” “would,” “could,” “seek,” “intend,” “plan,” “goal,” “project,” “estimate,” “anticipate” or other similar terms. These forward-looking statements are based on current beliefs, expectations and assumptions that are subject to significant risks, uncertainties and changes in circumstances that could cause actual results to differ materially from the forward-looking statements, including those risks and uncertainties discussed under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K, as filed with the Securities and Exchange Commission on February 27, 2020, and the Company’s Quarterly Report on Form 10-Q, as filed with the Securities and Exchange Commission on May 5, 2020. You should not rely upon forward-looking statements as predictions of future events. The forward-looking statements included in this Current Report on Form 8-K speak only as of the date hereof, and except as required by law, the Company expressly disclaims any intent, obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in the Company’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statements are based.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LUMINEX CORPORATION

Date: June 29, 2020	By:	/s/ Harriss T. Currie
	Name:	Harriss T. Currie
	Title:	Chief Financial Officer, Senior Vice President of Finance
(Principal Financial Officer)